EXHIBIT 99.1
Ranger Energy Services, Inc. Announces Q2 2021 Results
HOUSTON, TX--(July 29, 2021) - Ranger Energy Services, Inc. (NYSE: RNGR) (“Ranger” or the “Company”) announced today its results for its fiscal quarter ended June 30, 2021.
–Completed Patriot and PerfX (Q3) acquisitions; significantly expanding wireline scale and scope

–31% sequential growth in revenue with increases across all segments

–High Spec Rig segment posted recent high levels of both revenue and margin

Consolidated Financial Highlights
Quarterly revenues of $50.0 million increased $11.7 million, or 31%, from $38.3 million in Q1. Revenue increases took place across all reporting segments.
Net loss of $9.1 million increased $0.8 million, from a net loss of $8.3 million in Q1. The increase in net loss was largely driven by decreased gross profits related to the Completions and Processing Solutions segments, coupled with increased general and administrative expenses driven by transaction related expenses and absence of Q1’s 401k match forfeiture.
Adjusted EBITDA(1) of $2.0 million increased $2.2 million from a loss of $0.2 million in Q1. The current quarter’s EBITDA of $2.0 million is inclusive of $1.0 million of make-ready expenses for rigs associated with deployments for our highest tier customers.
CEO Comments
Bill Austin, the Company’s interim CEO and chairman, stated “Strategically and operationally, the second quarter was pivotal for Ranger. Our High Spec Rig segment delivered strong sequential revenue growth along with margin performance which equaled historic peaks. Given the momentum build across Q2, we are expecting additional revenue and margin gains in the third and fourth quarters.
Our wireline business saw some modest revenue growth in Q2. However, margin performance continues to underperform in the face of industry-wide, low completion pricing levels. Strategically, we executed on two acquisitions, Patriot Well Solutions and more recently PerfX Wireline Services (Q3), expanding our wireline fleet with additional newer high-quality equipment broadening our geographic footprint and strengthening our service offerings. We are currently in the process of integrating these companies into our existing business and have already experienced cost synergies and early cross-selling successes.
Going forward, as our results begin to reflect the positive impacts of these first two acquisitions, we expect to gain further market acknowledgement that Ranger’s combination of efficient, low cost

(1) “Adjusted EBITDA” and “Adjusted Net Debt” are not presented in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). A Non-GAAP supporting schedule is included with the statements and schedules attached to this press release and can also be found on the Company's website at: www.rangerenergy.com.

overhead structure, cash flow focused operations and a clean balance sheet is the right platform to pursue further industry consolidation.”

Business Segment Financial Results
High Specification Rigs
High Specification Rigs segment revenue increased by $7.3 million to $29.0 million in Q2 from $21.7 million Q1 2021. The rig hours increased to 50,100 hours in Q2 from 43,200 hours in Q1. The increase in rig hours was accompanied by an increase of $94, or 19%, in the hourly average rig rate to $587 in Q2 from $493 in Q1.
Operating income increased by $2.4 million to $0.3 million in Q2 from a loss of $2.1 million in Q1. Adjusted EBITDA increased 85%, or $2.3 million, to $5.0 million in Q2 from $2.7 million in Q1. The increase in operating income and Adjusted EBITDA was attributable to an increase in gross profit margins.
Completion and Other Services
Completion and Other Services segment revenue increased by $4.3 million to $19.8 million in Q2 from $15.5 million in Q1 2021. The increase was primarily attributable to the wireline business, which includes a partial quarter of Patriot revenue of $2.3 million.
Operating loss increased $0.6 million to a loss of $1.9 million in Q2 from a loss of $1.3 million in Q1. Adjusted EBITDA decreased 33%, or $0.3 million, to $0.6 million in Q2 from $0.9 million in Q1. The increase in operating loss and decrease in Adjusted EBITDA was driven by decreased profit margins primarily attributable to our wireline business, coupled with increased depreciation expense.
Processing Solutions
Processing Solutions segment revenue increased by $0.1 million to $1.2 million in Q2 and $1.1 million in Q1 2021. The increase in revenue was due to an increase in other rental services.
Operating loss increased $0.4 million to a loss of $0.4 million in Q2 from a breakeven point in Q1. Adjusted EBITDA decreased 50%, or $0.3 million, to $0.3 million in Q2 from $0.6 million in Q1. The increase in operating loss and decrease in Adjusted EBITDA was driven by decreased gross profit margins.
Liquidity
We ended the quarter with $16.2 million of liquidity, consisting of $12.8 million of capacity available on our revolving credit facility and $3.4 million of cash. The Q2 cash ending balance of $3.4 million compares to $1.5 million at the end of Q1 2021.
Debt
We ended Q2 with aggregate net debt of $39.9 million, an increase of $10.1 million, as compared to $29.8 million at the end of Q1. This increase is related to the sale and leaseback of operational support facilities.
We ended Q2 with aggregate adjusted net debt(1) of $27.0 million, a decrease of $2.8 million, as compared to $29.8 million at the end of Q1.

We had an outstanding balance on our revolving credit facility of $9.7 million at the end of Q2 compared to $8.6 million at the end of Q1. During the quarter, we borrowed $14.2 million under the credit facility, which was partially offset by aggregate payments of $13.1 million on the principal balance.
We had an outstanding balance on our term debt of $15.2 million at the end of Q1 and we made aggregate payments of $2.5 million during Q2, leaving a principal balance of $12.7 million at the end of Q2.
Conference Call
The Company will host a conference call to discuss its Q2 2021 results on July 30, 2021 at 9:00 a.m. Central Time (10:00 a.m. Eastern Time). To join the conference call from within the United States, participants may dial 1-833-255-2829. To join the conference call from outside of the United States, participants may dial 1-412-902-6710. When instructed, please ask the operator to join the Ranger Energy Services, Inc. call. Participants are encouraged to login to the webcast or dial in to the conference call approximately ten minutes prior to the start time. To listen via live webcast, please visit the Investor Relations section of the Company’s website, http://www.rangerenergy.com.
An audio replay of the conference call will be available shortly after the conclusion of the call and will remain available for approximately seven days. It can be accessed by dialing 1-877-344-7529 within the United States or 1-412-317-0088 outside of the United States. The conference call replay access code is 10157952. The replay will also be available in the Investor Resources section of the Company’s website shortly after the conclusion of the call and will remain available for approximately seven days.
About Ranger Energy Services, Inc.
Ranger is an independent provider of well service rigs and associated services in the United States, with a focus on unconventional horizontal well completion and production operations. Ranger also provides services necessary to bring and maintain a well on production. The Processing Solutions segment engages in the rental, installation, commissioning, start-up, operation and maintenance of MRUs, Natural Gas Liquid stabilizer and storage units and related equipment.
Cautionary Statement Concerning Forward-Looking Statements
Certain statements contained in this press release constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements represent Ranger’s expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Ranger’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements.
Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Ranger does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for Ranger to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in our filings with the Securities and Exchange Commission. The risk factors and other factors noted in Ranger’s filings with the SEC could cause its actual results to differ materially from those contained in any forward-looking statement.

Company Contact:
J. Brandon Blossman
Chief Financial Officer
(713) 935-8900
Brandon.Blossman@rangerenergy.com

RANGER ENERGY SERVICES, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except share and per share amounts)

	Three Months Ended
	June 30, 2021	March 31, 2021
Revenues
High specification rigs	$29.0	$21.7
Completion and other services	19.8	15.5
Processing solutions	1.2	1.1
Total revenues	50.0	38.3

Operating expenses
Cost of services (exclusive of depreciation and amortization):
High specification rigs	24.0	19.0
Completion and other services	19.2	14.6
Processing solutions	0.9	0.5
Total cost of services	44.1	34.1
General and administrative	6.2	3.5
Depreciation and amortization	8.2	8.0
Total operating expenses	58.5	45.6

Operating loss	(8.5)	(7.3)

Other expenses
Interest expense, net	0.7	0.6
Total other expenses	0.7	0.6

Loss before income tax expense	(9.2)	(7.9)
Tax (benefit) expense	(0.1)	0.4
Net loss	(9.1)	(8.3)
Less: Net loss attributable to non-controlling interests	(3.5)	(3.7)
Net loss attributable to Ranger Energy Services, Inc.	$(5.6)	$(4.6)

Loss per common share
Basic	$(0.59)	$(0.54)
Diluted	$(0.59)	$(0.54)
Weighted average common shares outstanding
Basic	9,523,127	8,581,642
Diluted	9,523,127	8,581,642

RANGER ENERGY SERVICES, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, except share and per share amounts)

	June 30, 2021	December 31, 2020
Assets
Cash and cash equivalents	$3.4	$2.8
Accounts receivable, net	35.5	25.9
Contract assets	3.0	1.1
Inventory	2.7	2.3
Prepaid expenses	6.1	3.6
Total current assets	50.7	35.7

Property and equipment, net	182.6	189.4
Goodwill	1.8	—
Intangible assets, net	8.1	8.5
Operating leases, right-of-use assets	6.3	5.8
Other assets	1.0	1.2
Total assets	$250.5	$240.6

Liabilities and Stockholders' Equity
Accounts payable	13.5	10.5
Accrued expenses	9.9	9.3
Other financing liability, current portion	2.6	—
Long-term debt, current portion	10.4	10.0
Other current liabilities	3.9	3.2
Total current liabilities	40.3	33.0

Operating leases, right-of-use obligations	5.0	5.2
Other financing liability	13.4	—
Long-term debt, net	12.5	14.5
Other long-term liabilities	3.1	3.1
Total liabilities	$74.3	$55.8

Commitments and contingencies

Stockholders' equity
Preferred stock, $0.01 per share; 50,000,000 shares authorized; no shares issued or outstanding as of March 31, 2021 and December 31, 2020	—	—
Class A Common Stock, $0.01 par value, 100,000,000 shares authorized; 10,682,388 shares issued and 10,130,560 shares outstanding as of June 30, 2021; 9,093,743 shares issued and 8,541,915 shares outstanding as of December 31, 2020	0.1	0.1
Class B Common Stock, $0.01 par value, 100,000,000 shares authorized; 6,866,154 shares issued and outstanding as of June 30, 2021 and December 31, 2020	0.1	0.1
Less: Class A Common Stock held in treasury, at cost; 551,828 treasury shares as of June 30, 2021 and December 31, 2020	(3.8)	(3.8)
Accumulated deficit	(28.6)	(18.4)
Additional paid-in capital	139.5	123.9
Total controlling stockholders' equity	107.3	101.9
Noncontrolling interest	68.9	82.9
Total stockholders' equity	176.2	184.8
Total liabilities and stockholders' equity	$250.5	$240.6

RANGER ENERGY SERVICES, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(in millions)

Period Ended
June 30, 2021
Cash Flows from Operating Activities
Net loss	$(17.4)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	16.2
Equity based compensation	1.8
Gain on sale of property and equipment	—
Other costs, net	1.1
Changes in operating assets and liabilities
Accounts receivable	(6.8)
Contract assets	(1.9)
Inventory	0.4
Prepaid expenses	(1.0)
Other assets	0.8
Accounts payable	2.4
Accrued expenses	0.7
Operating lease, right-of-use obligation	(0.5)
Other long-term liabilities	0.1
Net cash used in operating activities	(4.1)

Cash Flows from Investing Activities
Purchase of property and equipment	(1.8)
Proceeds from disposal of property and equipment	0.4
Purchase of business, net of cash received	(3.5)
Net cash used in investing activities	(4.9)

Cash Flows from Financing Activities
Borrowings under Credit Facility	20.6
Principal payments on Credit Facility	(18.4)
Principal payments on Encina Master Financing Agreement	(5.0)
Principal payments on Installment Purchases	(0.3)
Proceeds from financing of sale-leasebacks	15.6
Principal payments on financing lease obligations	(2.2)
Shares withheld on equity transactions	(0.7)
Net cash provided by financing activities	9.6

Decrease in Cash and Cash equivalents	0.6
Cash and Cash Equivalents, Beginning of Year	2.8
Cash and Cash Equivalents, End of Year	$3.4

Supplemental Cash Flows Information
Interest paid	$0.9
Supplemental Disclosure of Non-cash Investing and Financing Activity
Capital expenditures	$(1.1)
Additions to fixed assets through financing leases	$(0.7)
Issuance of Class A Common Stock for acquisition	$(7.7)

RANGER ENERGY SERVICES, INC.
SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

The Company utilizes certain non-GAAP financial measures that management believes to be insightful in understanding the Company’s financial results. These financial measures, which include Adjusted EBITDA and Adjusted Net Debt, should not be construed as being more important than, or as an alternative for, comparable U.S. GAAP financial measures. Detailed reconciliations of these Non-GAAP financial measures to comparable U.S. GAAP financial measures have been included below and are available in the Investor Relations sections of our website at www.rangerenergy.com. Our presentation of Adjusted EBITDA and Adjusted Net Debt should not be construed as an indication that our results will be unaffected by the items excluded from the reconciliations. Our computations of these Non-GAAP financial measures may not be identical to other similarly titled measures of other companies.
Adjusted EBITDA
We believe Adjusted EBITDA is a useful performance measure because it allows for an effective evaluation of our operating performance when compared to our peers, without regard to our financing methods or capital structure. We exclude the items listed above from net income or loss in arriving at Adjusted EBITDA because these amounts can vary substantially within our industry depending upon accounting methods, book values of assets, capital structures and the method by which the assets were acquired. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are reflected in Adjusted EBITDA.
We define Adjusted EBITDA as net income or loss before net interest expense, income tax provision or benefit, depreciation and amortization, equity‑based compensation, acquisition-related, severance and reorganization costs, gain or loss on disposal of assets, and certain other non-cash and certain items that we do not view as indicative of our ongoing performance.
The following tables are a reconciliation of net income or loss to Adjusted EBITDA for the three months ended June 30, 2021 and March 31, 2021, in millions:

	Three Months Ended June 30, 2021
	High Specification Rigs	Completion and Other Services	Processing Solutions	Other	Total
	(in millions)
Net income (loss)	$0.3	$(1.9)	$(0.4)	$(7.1)	$(9.1)
Interest expense, net	—	—	—	0.7	0.7
Tax expense	—	—	—	(0.1)	(0.1)
Depreciation and amortization	4.7	2.5	0.7	0.3	8.2
EBITDA	5.0	0.6	0.3	(6.2)	(0.3)
Equity based compensation	—	—	—	0.9	0.9
(Gain) loss on disposal of property and equipment	—	—	—	0.5	0.5
Severance and reorganization costs	—	—	—	0.3	0.3
Acquisition related costs	—	—	—	0.6	0.6
Adjusted EBITDA	$5.0	$0.6	$0.3	$(3.9)	$2.0

	Three Months Ended March 31, 2021
	High Specification Rigs	Completion and Other Services	Processing Solutions	Other	Total
	(in millions)
Net income (loss)	$(2.1)	$(1.3)	$—	$(4.9)	$(8.3)
Interest expense, net	—	—	—	0.6	0.6
Tax expense	—	—	—	0.4	0.4
Depreciation and amortization	4.8	2.2	0.6	0.4	8.0
EBITDA	2.7	0.9	0.6	(3.5)	0.7
Equity based compensation	—	—	—	0.9	0.9
(Gain) loss on disposal of property and equipment	—	—	—	(0.4)	(0.4)
Severance and reorganization costs	—	—	—	(1.4)	(1.4)
Acquisition related costs	—	—	—	—	—
Adjusted EBITDA	$2.7	$0.9	$0.6	$(4.4)	$(0.2)
Net Debt and Adjusted Net Debt
We believe Net Debt and Adjusted Net Debt are useful performance measures of liquidity, financial health and provides an indication of our leverage. We define Net Debt as current and long-term debt, finance leases, other financing obligations, offset by cash and cash equivalents. We define Adjusted Net Debt as Net Debt, less a facility financing lease, to be analogous to the calculation of certain financial covenants. All debt and other obligations present the principal balances outstanding as of the respective periods.
The following tables are a reconciliation of consolidated debt and cash and cash equivalents to Net Debt and Adjusted Net Debt as of June 30, 2021 and March 31, 2021:

	June 30, 2021	March 31, 2021	Change
	(in millions)
Debt and Other Obligations
Credit facility	$9.7	$8.6	$1.1
Encina Master Financing Agreement	12.7	15.2	(2.5)
Finance lease obligations	3.9	3.2	0.7
Other financing liabilities	16.0	3.5	12.5
Installment purchases	1.0	0.8	0.2
Less: Cash and cash equivalents	3.4	1.5	1.9
Net Debt	39.9	29.8	10.1
Less: Facility financing lease	12.9	—	12.9
Adjusted Net Debt	$27.0	$29.8	$(2.8)